Exhibit 99.1

Charlotte’s Web Announces US$56.8 Million Investment from BAT

Investment Will Help Drive Growth and Deepen R&D

DENVER – November 15, 2022 – (TSX:CWEB) (OTCQX:CWBHF) Charlotte’s Web Holdings, Inc. (“Charlotte’s Web,” or the “Company”) the market leader in hemp-derived cannabidiol (“CBD”) wellness products, today announced a US$56.8 million investment (the “Investment”) from a subsidiary of BAT (LSE: BATS and NYSE: BTI), which provides the Company with incremental capital to fund growth initiatives, including the Company’s expanding portfolio of botanical wellness products.

BAT’s Investment has been made via a convertible debenture in the amount of US$56.8 million. The debenture is currently convertible into a non-controlling equity stake in Charlotte’s Web of approximately 19.9% and is convertible at BAT’s discretion.

Jacques Tortoroli, CEO of Charlotte’s Web said: “This Investment will provide Charlotte’s Web with funding that we anticipate will help unlock deeper and broader research and development that is key to our continued innovation, global footprint, and the advancement of our intellectual property portfolio.”

Kingsley Wheaton, Chief Growth Officer at BAT, said: “The appeal of Charlotte’s Web is clear to us: a wide portfolio of high-quality products, strong brand equity, an extensive retail presence and robust B2C e-commerce platform serving a loyal US consumer base, and a track record of in-depth scientific research.”

The Investment provides substantial liquidity at an attractive cost of capital for Charlotte’s Web. Upon closing of this investment, Charlotte’s Web will have pro-forma cash and short-term investments of approximately US$65 million.

Debenture Terms

The Investment was made by BAT’s subscription for an unsecured convertible debenture issued by Charlotte’s Web (the “Debenture”) in the principal amount of C$75.3 million due November 14, 2029. The principal amount of the Debenture is currently convertible into approximately 19.9% of the outstanding common shares of Charlotte’s Web and, subject to adjustment in accordance with the terms of the Debenture, is a conversion price of C$2.00 per common share on the Toronto Stock Exchange (TSX). The Debenture will bear interest at a rate of 5% per annum with a step down to 1.5% following the date that federal laws in the United States permit, authorize or do not prohibit the use of CBD as an ingredient in food products and dietary supplements.

Concurrently with entering into the Debenture, BAT and Charlotte’s Web entered into an investor rights agreement (the “IRA”). The IRA provides BAT with certain rights, including the right to nominate 20% of the members of the Company’s board of directors (the “Board”) for so long as BAT and its affiliates’ partially diluted ownership of the Company’s common shares is at least 15% (with a stepdown in BAT’s nomination rights to 10% of the members of the Board). BAT’s nomination rights terminate upon BAT and its affiliates’ partially diluted ownership of the Company’s common shares declining below 10% for, subject to certain exceptions in the IRA, a 30 day period. The IRA also provides BAT with certain pre-emptive rights on the issuance of common shares of the Company and top-up rights in respect of certain issuances of common shares of the Company that are not otherwise subject to a pre-emptive rights. Subject to the provisions of the IRA, the pre-emptive rights and top-up rights provide BAT with an opportunity to maintain its percentage ownership of the Company’s common shares from time-to-time as though the Debenture was converted at the applicable time.

Lazard acted as financial advisor and DLA Piper (Canada) LLP and DLA Piper (US) LLP acted as legal counsel to Charlotte's Web. Jones Day acted as legal counsel to BAT.

About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands that includes Charlotte's Web™, CBD Medic™, and CBD Clinic™. Charlotte’s Web whole-plant CBD extracts come in full-spectrum and broad-spectrum (THC-free) options, including the world’s only broad-spectrum CBD certified NSF for Sport®, which is the official CBD of Major League Baseball©. Founded by the seven Stanley Brothers, ignited the CBD industry when they came to global prominence with the coverage of a young girl’s astounding reaction to their hemp extract. Their advocacy changed laws, public perception, and research around the vast health potential of plant-based solutions. The Stanleys built their business with the mission to bring safe, botanical options to health seekers worldwide. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. The Company's CW Labs R&D division advances hemp science at a center of excellence in Louisville, Colorado. Charlotte’s Web product categories include CBD oil tinctures (liquid products), CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs.  Through its vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with 20+ product lot testing for quality assurance. Charlotte’s Web products are distributed to more than 15,000 retail locations, over 8,000 health care practitioners, and online through the Company's website at https://www.charlottesweb.com/.

© Major League Baseball trademarks and copyrights are used with permission of Major League Baseball. Visit MLB.com.

About BAT

BAT is a leading, multi-category consumer goods business with a purpose to build A Better Tomorrow™ by reducing the health impact of its business through offering a greater choice of enjoyable and less risky products for adult consumers.

The company continues to be clear that combustible cigarettes pose serious health risks, and the only way to avoid these risks is not to start or to quit. BAT encourages those who would otherwise continue to smoke to switch completely to scientifically-substantiated, reduced-risk alternatives*†. In order to deliver this, BAT is transforming into a truly consumer-centric multi-category consumer products business.

BAT’s ambition is to have 50 million consumers of its non-combustible products by 2030 and to generate £5billion of New Categories revenue by 2025. BAT has set stretching ESG targets including achieving carbon neutrality for Scopes 1 & 2 by 2030 and eliminating unnecessary single-use plastic and making all plastic packaging reusable, recyclable or compostable by 2025.

BAT employs over 52,000 people and operates in over 175 countries. The BAT Group generated revenue of £25.68 billion in 2021 and profit from operations of £10.2 billion.

The company’s Strategic Portfolio is made up of its global cigarette brands and a growing range of reduced-risk*† New Category tobacco and nicotine products and traditional non-combustible tobacco products. These include vapour, tobacco heating products, modern oral products including tobacco-free nicotine pouches, as well as traditional oral products such as snus and moist snuff. In the first half of 2022, we had 20.4 million consumers of our non-combustible products, a rise of 2.1 million on full year 2021.

Find out more about BAT.

* Based on the weight of evidence and assuming a complete switch from cigarette smoking. These products are not risk free and are addictive.
† Our products as sold in the US, including Vuse, Velo, Grizzly, Kodiak, and Camel Snus, are subject to FDA regulation and no reduced-risk claims will be made as to these products without agency clearance.

Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information.

Statements containing forward-looking information are not historical facts, but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such statements containing forward-looking information. Although these statements containing forward-looking information are based on assumptions the Company considers to be reasonable based on the information available on the date such statements are made, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking information. Specifically, this press release contains forward-looking information relating to, but not limited to: the anticipated uses of proceeds of the investment by Charlotte’s Web, and the amount of Charlotte’s Web’s pro forma cash and short term investments

The material factors and assumptions used to develop the forward-looking information herein include, but are not limited to, international and political considerations; regulatory changes; and the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com and in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q as amended, and other filings with the Securities and Exchange Commission available on www.SEC.gov. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Charlotte’s Web Contacts:

Media: Media@CharlottesWeb.com

Investors:

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com